Playtika

Option Exchange

Commencement Date: **November 14, 2022**

Expiration Time: **December 12, 2022 at 9pm Pacific Time**

We are offering you the opportunity to exchange some or all of your eligible stock options, as described in the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units (the "Offer to Exchange"), for a number of Restricted Stock Units ("RSUs") equal to the ratio of 1 RSU per 2.5 shares underlying a stock option. We refer to this program as the "Option Exchange."

Resources

Click on any of the links below to learn more.

- Schedule TO
- Offer to Exchange
- Offer to Exchange - FAQs
- Email to All Eligible Service Providers from Shlomi Aizenberg, Chief Operating Officer, dated November 14, 2022
- Email to All Eligible Service Providers With Additional Information About the Option Exchange from Playtika, dated November 15, 2022
- Election Terms and Conditions
- Form of Email Confirmation to Eligible Service Providers
- Presentation to Service Providers
- Video of Option Exchange Presentation to Service Providers
- Script of Option Exchange Presentation to Service Providers
- 2020 Incentive Award Plan

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe.

Make My Election

You have **31 days** left to elect whether to keep your eligible stock options or exchange some or all of them.

Before you make your election, we encourage you to carefully read the offering materials in the Resources section.

Change My Elections

Print Election Confirmation

Note only eligible stock options that have an exercise price per share greater than the closing price of a share of our common stock on the completion date, which is expected to be December 12, 2022, will be eligible for exchange. Therefore, if you elect to exchange any stock options that have an exercise price per share that is equal to or lower than the closing price of a share of our common stock on the completion date, the election will be ignored.

Need Help?

Contact TO@playtika.com

The Option Exchange is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange, including risks related thereto.


Resources

Elections Value Calculator

File	Description
PLTK - Schedule TO.pdf	Schedule TO
PLTK - Offer to Exchange.pdf	Offer to Exchange
PLTK - Announcement Email to All Eligible Service Providers from Shlomi Aizenberg, Chief Operating Officer, dated November 14, 2022.pdf	Email to All Eligible Service Providers from Shlomi Aizenberg, Chief Operating Officer, dated November 14, 2022
PLTK - Email to All Eligible Service Providers With Additional Information About Option Exchange from Playtika, dated November 15, 2022.pdf	Email to All Eligible Service Providers With Additional Information About Option Exchange from Playtika, dated November 15, 2022
PLTK - Election Terms and Conditions.pdf	Election Terms and Conditions
PLTK - Form of Email Confirmation to Eligible Service Providers.pdf	Form of Email Confirmation to Eligible Service Providers
PLTK - Form of First Reminder Email.pdf	Form of First Reminder Email
PLTK - Form of Second Reminder Email.pdf	Form of Second Reminder Email
PLTK - Form of Final Reminder Email.pdf	Form of Final Reminder Email
PLTK - Form of Notice Email to Eligible Service Providers Regarding Expiration of Offering Period.pdf	Form of Notice Email to Eligible Service Providers Regarding Expiration of Offering Period
PLTK - Option Exchange - FAQs.pdf	Option Exchange - FAQs
PLTK - Presentation to Service Providers.pdf	Presentation to Service Providers
PLTK - Video of Option Exchange Presentation to Service Providers	Video of Option Exchange Presentation to Service Providers
PLTK - Script of Option Exchange Presentation to Service Providers.pdf	Script of Option Exchange Presentation to Service Providers
PLTK - 2020 Incentive Award Plan.pdf	2020 Incentive Award Plan

Back


Election Form

Option Exchange

Commencement Date: **November 14, 2022**

Expiration Time: **December 12, 2022 at 9pm Pacific Time**

Value Calculator | Resources

Indicate your decision to tender your eligible stock options for exchange by selecting the "Exchange" choice in the Election column.

If you do not want to tender one or more of your eligible stock options for exchange, select the "Do Not Exchange" choice in the Election column for those particular stock options.

If you do not select the "Exchange" choice with respect to an eligible stock option, your election with respect to an eligible stock option will default to "Do Not Exchange", in that event, the eligible stock option will not be exchanged.

You may not tender only a portion of an eligible stock option grant.

Grant Date	Grant ID	Award Type	Per Share Exercise Price	Total Outstanding Shares Underlying Option Grant*	Vested Options as of 12/12/2022**	Unvested Options as of 12/12/2022**	Replacement RSUs	Election
2/7/2022	11099	Options (NQ)	$15.65	2,875	0	2,875	1,150	Exchange
1/14/2021	4746	Options (NQ)	$27.00	2,927	2,927	0	1,170	Exchange
2/7/2022	4746-RP	Options (NQ)	$18.71	8,782	2,195	6,587	3,512	

*This column displays the number of shares of our common stock subject to the stock option grant as of December 12, 2022 (assuming no exercise or early termination occurs, through December 12, 2022).

**These columns display the number of vested and unvested shares of our common stock subject to the stock option grant as of December 12, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through December 12, 2022).

Note only eligible stock options that have an exercise price per share greater than the closing price per share on the completion date, which is expected to be December 12, 2022, will be eligible for exchange. Therefore, if you elect to exchange any stock options that have an exercise price that is equal to or lower than the closing price per share on the completion date, the election will be ignored.

The new RSUs will vest over three years in equal quarterly installments over the period beginning on the completion date of the option exchange, and ending on the third-anniversary of the completion date, unless you are engaged or employed by Playtika or its majority-owned subsidiaries in Finland or Romania.

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

In all events, vesting is subject to continued service with us through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 9 of the Offer to Exchange, for additional terms that may apply to the new RSUs.

Back | Next

The Option Exchange is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange, including risks related thereto.


Value Calculator

The Value Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from the new RSUs to be granted pursuant to the Option Exchange if you choose to exchange your eligible stock options. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Option Exchange. For example, the Value Calculator does not account for vesting or the remainder of the term of the eligible stock options. Note that you will be able to profit from the new RSUs only if they actually vest. Therefore, even if the Value Calculator shows that the potential profit on the new RSUs is greater than for an eligible option at the assumed prices you enter, you would be able to profit from the new RSUs only if they actually vest. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

See value of awards at: 9.72

Elections Resources

	Eligible Option Grant			Replacement RSU Grant		
Grant Date	Eligible Stock Options	Exercise Price	Value[1]	Replacement RSUs	Break-even Price	Value[1]
2/7/2022	2,875	$15.65	$0	1,150	$26.08	$11,178
1/14/2021	2,927	$27.00	$0	1,170	$44.98	$11,372
2/7/2022	8,782	$18.71	$0	3,512	$31.18	$34,137
Total	14,584		$0	5,832		$56,687

[1]Value is based on the stock price entered above by you.


2/7/2022 Grant Values
Original
Replacement
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Value ($)
$9.41 $10.19 $10.97 $11.75 $12.53 $13.31 $14.09 $14.87 $15.65 $16.43 $17.21 $17.99 $18.77 $19.55 $20.33 $21.11 $21.89 $22.67 $23.45 $24.23 $25.01 $25.79 $26.57 $27.35 $28.13
Stock Price ($)

Back

The Option Exchange is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange, including risks related thereto.

Important Legal Notification: The Value Calculator is not a financial or tax planning tool and information received using the Value Calculator does not constitute a recommendation as to whether or not to participate in the Option Exchange. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Value Calculator, the Company makes no forecast or projection regarding the value of the new RSUs that will be granted in the Option Exchange or as to the future market price of company's common shares, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Value Calculator.

INFINITE EQUITY   Welcome   Logout



Confirm Elections

You have made the following elections with respect to your eligible stock options.

Grant Date	Grant ID	Award Type	Per Share Exercise Price	Total Outstanding Shares Underlying Option Grant*	Vested Options as of 12/12/2022**	Unvested Options as of 12/12/2022**	Replacement RSUs	Election
2/7/2022	11099	Options (NQ)	$15.65	2,875	0	2,875	1,150	Exchange
1/14/2021	4746	Options (NQ)	$27.00	2,927	2,927	0	1,170	Exchange
2/7/2022	4746-RP	Options (NQ)	$18.71	8,782	2,195	6,587	3,512	

*This column displays the number of shares of our common stock subject to the stock option grant as of December 12, 2022 (assuming no exercise or early termination occurs, through December 12, 2022).

**These columns display the number of vested and unvested shares of our common stock subject to the option grant as of December 12, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through December 12, 2022).

Note only eligible stock options that have an exercise price per share greater than the closing price per share on the completion date, which is expected to be December 12, 2022, will be eligible for exchange. Therefore, if you elect to exchange any stock options that have an exercise price that is equal to or lower than the closing price per share on the completion date, the election will be ignored.

Please refer to the Option Exchange documents, including Section 9 of the Offer to Exchange, for additional terms that may apply to the new RSUs.

☐ I acknowledge that I have read all of the Option Exchange documents, including the Offer to Exchange, which contain the specific terms and conditions of the Option Exchange. I acknowledge that, if I change my election, my election in effect at the completion of the Option Exchange (December 12, 2022, 9:00 PM Pacific Time, unless the offer is extended) will be my final election. I also agree to the Election Terms and Conditions and related instructions included in the Resources section of this Option Exchange website and attached to the announcement email I received from Shlomi Aizenberg, Chief Operating Officer, dated November 14, 2022.

☐ If I elected to exchange my eligible stock options, my electronic signature below indicates my agreement to be bound by the terms and conditions of the Playtika Holding Corp. 2020 Incentive Award Plan, as amended, and RSU agreement thereunder. If I elect not to exchange my eligible stock options, my eligible stock options will remain outstanding with their current terms and I will not receive any new RSUs.

Electronic signature*

Use your mouse or finger to draw your signature above. Clear

An email confirmation will be sent to playtika@infiniteequity.com.

Cancel   Submit

The Option Exchange is being made pursuant to the terms and conditions set forth in the Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission, which are available to you free of charge on this Option Exchange website or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange, including risks related thereto.


Elections Complete

Finished

Playtika has received your election via Playtika's Option Exchange website by which you elected to accept or reject Playtika's offer to exchange certain outstanding stock options for restricted stock units ("RSUs") with respect to some or all of your outstanding eligible stock option grants, subject to the terms and conditions of the Offer to Exchange (the "Option Exchange").

Your election has been recorded as follows:

Name:
Employee ID:
Date and Time:

Grant Date	Grant ID	Award Type	Per Share Exercise Price	Total Outstanding Shares Underlying Option Grant*	Vested Options as of 12/12/2022**	Unvested Options as of 12/12/2022**	Replacement RSUs	Election
2/7/2022	11099	Options (NQ)	$15.65	2,875	0	2,875	1,150	Exchange
1/14/2021	4746	Options (NQ)	$27.00	2,927	2,927	0	1,170	Exchange
2/7/2022	4746-RP	Options (NQ)	$18.71	8,782	2,195	6,587	3,512	

*This column displays the number of shares of our common stock subject to the stock option grant as of December 12, 2022 (assuming no exercise or early termination occurs, through December 12, 2022).

**These columns display the number of vested and unvested shares of our common stock subject to the option grant as of December 12, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through December 12, 2022).

Note only eligible stock options that have an exercise price per share greater than the closing price per share on the completion date, which is expected to be December 12, 2022, will be eligible for exchange. Therefore, if you elect to exchange any stock options that have an exercise price that is equal to or lower than the closing price per share on the completion date, the election will be ignored.

The new RSUs will vest over three years in equal quarterly installments over the period beginning on the completion date of this offer, and ending on the third-anniversary of the completion date, unless you are engaged or employed by Playtika or its majority-owned subsidiaries in Finland or Romania.

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

In all events, vesting is subject to continued service with us through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 9 of the Offer to Exchange, for additional terms that may apply to the new RSUs.

If you change your mind regarding your election, you may change your election to accept or reject the Option Exchange with respect to some or all of your eligible stock option grants by submitting a new election. The new election must be delivered via Playtika's Option Exchange website at www.myoptionexchange.com, no later than the completion date, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022 (unless the offer is extended).

Only elections that are properly completed, electronically signed, dated and actually received by Playtika via the Option Exchange website at www.myoptionexchange.com on or before the completion date of the Option Exchange will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you have any questions, please direct them to the support team by email at TO@playtika.com.

Please note that our receipt of your election is not by itself an acceptance of your stock options for exchange. For purposes of the Option Exchange, we will be deemed to have accepted stock options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the stock option holders generally of our acceptance of stock options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Stock options accepted for exchange will be cancelled, and the new RSUs will be granted, on the cancellation date, which we presently expect will be December 12, 2022 (unless the offer is extended).

This notice does not constitute the Option Exchange. The full terms of the Option Exchange are described in (1) Offer to Exchange Certain Outstanding Stock Options for New Restricted Stock Units; (2) the announcement email from Shlomi Aizenberg, Chief Operating Officer, dated November 14, 2022, announcing the Option Exchange; (3) the email to all eligible service providers with additional information about the option exchange from Playtika, dated November 15, 2022; and (4) the election terms and conditions, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov, on Playtika's Option Exchange website at www.myoptionexchange.com, or by contacting Playtika's Stock Administration team by email at TO@playtika.com.

Print Election Confirmation   Log Off

Election Confirmation

Playtika has received your election via Playtika's Option Exchange website by which you elected to accept or reject Playtika's offer to exchange certain outstanding stock options for restricted stock units ("RSUs") with respect to some or all of your outstanding eligible stock option grants, subject to the terms and conditions of the Offer to Exchange (the "Option Exchange").

Your election has been recorded as follows:

Name: Demo, Playtika
Employee ID: Admin-1
Date and Time: 11/11/2022 6:35 AM Pacific Time

Grant Date	Grant ID	Award Type	Per Share Exercise Price	Total Outstanding Shares Underlying Option Grant*	Vested Options as of 12/12/2022**	Unvested Options as of 12/12/2022**	Replacement RSUs	Election
2/7/2022	11099	Options (NQ)	$15.65	2,875	0	2,875	1,150	Exchange
1/14/2021	4746	Options (NQ)	$27.00	2,927	2,927	0	1,170	Exchange
2/7/2022	4746-RP	Options (NQ)	$18.71	8,782	2,195	6,587	3,512	

*This column displays the number of shares of our common stock subject to the stock option grant as of December 12, 2022 (assuming no exercise or early termination occurs, through December 12, 2022).

**These columns display the number of vested and unvested shares of our common stock subject to the stock option grant as of December 12, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through December 12, 2022).

Note only eligible stock options that have an exercise price per share greater than the closing price per share on the completion date, which is expected to be December 12, 2022, will be eligible for exchange. Therefore, if you elect to exchange any stock options that have an exercise price that is equal to or lower than the closing price per share on the completion date, the election will be ignored.

The new RSUs will vest over three years in equal quarterly installments over the period beginning on the completion date of the option exchange, and ending on the third-anniversary of the completion date, unless you are engaged or employed by Playtika or its majority-owned subsidiaries in Finland or Romania.

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

In all events, vesting is subject to continued service with us through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 9 of the Offer to Exchange, for additional terms that may apply to the new RSUs.

If you change your mind regarding your election, you may change your election to accept or reject the Option Exchange with respect to some or all of your eligible stock option grants by submitting a new election. The new election must be delivered via Playtika's Option Exchange website at www.myoptionexchange.com, no later than the completion date, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022 (unless the offer is extended).

Only elections that are properly completed, electronically signed, dated and actually received by Playtika via the Option Exchange website at www.myoptionexchange.com on or before the completion date of the Option Exchange will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you have any questions, please direct them to the support team by email at TO@playtika.com

Please note that our receipt of your election is not by itself an acceptance of your stock options for exchange. For purposes of the Option Exchange, we will be deemed to have accepted stock options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the stock option holders generally of our acceptance of stock options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Stock options accepted for exchange will be cancelled, and the new RSUs will be granted, on the cancellation date, which we presently expect will be December 12, 2022 (unless the offer is extended).

This notice does not constitute the Option Exchange. The full terms of the Option Exchange are described in (1) Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units; (2) the announcement email from Shlomi Aizenberg, Chief Operating Officer, dated November 14, 2022, announcing the Option Exchange; (3) the email to all eligible service providers with additional information about the option exchange from Playtika, dated November 15, 2022; and (4) the election terms and conditions, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov, on Playtika's Option Exchange website at www.myoptionexchange.com or by contacting Playtika's Stock Administration team by email at TO@playtika.com